STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

May 9, 2019

Job Number: C20190509-0163
Reference Number: 00011322949-11
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20190192151-81	Stock Split	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Rhonda Tuin
Certificate Number: C20190509-0163

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090303

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20190192151-81
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/01/2019 11:16 AM
	Entity Number E0118672007-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
Bunker Hill Mining Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
Common Shares- par value $0.001 per share- 300,000,000 authorized
Preferred Shares- par value $0.001 per share- 10,000,000 authorized

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Common Shares- par value $0.001 per share- 30,000,000 authorized
Preferred Shares- par value $0.001 per share- 10,000,000 authorized

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Approximately 4,151,395 shares (reflecting a reverse stock split of ten for one) of common stock
No shares of Preferred Stock outstanding

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares will be rounded up to the next whole share

7. Effective date and time of filing: (optional) Date: May 3 2019 Time: 5:00PM
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X (signed) "*John Ryan*" CEO

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.